UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 8, 2005

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6523

(Commission File Number)

56-0906609

(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina

(Address of principal executive offices)

28255

(Zip Code)

704.386.8486

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.02. DEPARTURE OF PRINCIPAL OFFICER.

Bank of America Corporation announced today that H. Jay Sarles is retiring as vice chairman and special advisor to the CEO, effective March 31, 2005. A copy of the related press release is attached as Exhibit 99.1 hereto.

As previously disclosed in the joint proxy statement-prospectus relating to the FleetBoston merger, Mr. Sarles had entered into an employment agreement with FleetBoston prior to the merger. Under this pre-existing agreement, as of the April 1, 2004 closing of the merger, Mr. Sarles was entitled to receive cash severance of $7,400,000 upon his departure. As previously disclosed, this amount was converted into a deferred retention account comprised of (i) deferred cash in the amount of $3,700,000 as of April 1, 2004, adjusted monthly for interest at the prior month’s one year constant treasury maturity rate and (ii) 90,832 restricted stock units awarded as of April 1, 2004 to be settled in shares of Bank of America common stock following his March 31 retirement date. (The number of restricted stock units reflects adjustment for the two-for-one common stock split, in the form of a common stock dividend, which was effective August 27, 2004.) Further under this pre-existing agreement, he is entitled to receive approximately $1,700,000, representing three years of additional age and service credit under FleetBoston’s tax-qualified and supplemental defined benefit retirement plans and three years of employer contributions under FleetBoston’s tax-qualified and supplemental defined contribution retirement plans. He is also entitled to three years of continued welfare benefit coverage.

Also as disclosed in the joint proxy statement-prospectus, Mr. Sarles entered into an employment agreement with Bank of America effective upon the closing of the merger. Pursuant to this agreement, he will be entitled to receive approximately $863,000 as a pro rata annual bonus for his services through March 31, 2005, and $8,700,000 as an amount equal to two times the sum of his base salary and highest annual bonus in the last three years.

The joint proxy statement-prospectus also described the company’s obligation under both the pre-existing agreement with FleetBoston and the employment agreement with Bank of America to make an additional payment to Mr. Sarles if any of the benefits received under the agreements are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code. The additional payment is intended to restore Mr. Sarles to the after-tax position that he would have been in if the excise tax had not been imposed.

Mr. Sarles participates in the FleetBoston Supplemental Executive Retirement Plan (SERP). Upon his retirement, Mr. Sarles becomes entitled under the SERP to an annual life annuity of approximately $1.8 million, less offsets for benefits accrued under FleetBoston’s tax-qualified pension plan and non-qualified pension “make-up” plan.

To assist with transition, the Corporation will provide Mr. Sarles office space and administrative support through December 31, 2005.

ITEM 9.01. EXHIBITS.

(c)	Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated March 14, 2005.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Jacqueline Jarvis Jones
Jacqueline Jarvis Jones
Associate General Counsel

Dated: March 14, 2005

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated March 14, 2005.